UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2003

Harley-Davidson Customer Funding Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-98975	36-4396302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4150 Technology Way Carson City, Nevada		89706
(Address of principal executive offices)		(Zip Code)

(775) 886-3200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.            Other Events

In connection with the issuance by Harley-Davidson Motorcycle Trust 2003-4 (the “Trust”) of Motorcycle Contract Backed Notes pursuant to the Prospectus dated October 16, 2003 and the Prospectus Supplement dated October 16, 2003 filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5), Harley-Davidson Customer Funding Corp. is filing the exhibits listed below to this Current Report on Form 8-K which are incorporated by reference herein.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements:  None.

(b)  Pro Forma Financial Information:  None.

(c)  Exhibits:

Exhibit No.	Document
4.19	Conformed copy of the Trust Agreement dated as of October 1, 2003 between Harley-Davidson Customer Funding Corp. (“CFC”) and Wilmington Trust Company (the “Owner Trustee”)
4.20	Conformed copy of the Indenture dated as of October 1, 2003 between the Trust and BNY Midwest Trust Company (the “Indenture Trustee”)
10.28	Conformed copy of the Transfer and Sale Agreement dated as of October 1, 2003 by and between Harley-Davidson Credit Corp. (“HDCC”) and CFC
10.29	Conformed copy of the Sale and Servicing Agreement dated as of October 1, 2003 by and among the Trust, CFC, HDCC and the Indenture Trustee
10.30	Conformed copy of the Administration Agreement dated as of October 1, 2003 by and among the Trust, HDCC, CFC and the Indenture Trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON CUSTOMER FUNDING CORP.

	By:	/s/ Perry A. Glassgow
Perry A. Glassgow
Treasurer

October 28, 2003

EXHIBIT INDEX

Exhibit No.	Document
4.19	Conformed copy of the Trust Agreement dated as of October 1, 2003 between Harley-Davidson Customer Funding Corp. (“CFC”) and Wilmington Trust Company (the “Owner Trustee”)
4.20	Conformed copy of the Indenture dated as of October 1, 2003 between the Trust and BNY Midwest Trust Company (the “Indenture Trustee”)
10.28	Conformed copy of the Transfer and Sale Agreement dated as of October 1, 2003 by and between Harley-Davidson Credit Corp. (“HDCC”) and CFC
10.29	Conformed copy of the Sale and Servicing Agreement dated as of October 1, 2003 by and among the Trust, CFC, HDCC and the Indenture Trustee
10.30	Conformed copy of the Administration Agreement dated as of October 1, 2003 by and among the Trust, HDCC, CFC and the Indenture Trustee